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                                  EXHIBIT 4.24
                                  ------------

                             SUBSCRIPTION AGREEMENT

                                   dated as of

                                 March 26, 1999




                                    ARTICLE I

                                  SUBSCRIPTION

     THIS SUBSCRIPTION AGREEMENT is dated as of March 26, 1999, between Billy Yung Kwok Kee (the "Subscriber"), and Integrated Transportation Network Group, Inc., a Delaware corporation (the "Company").

     Section 1.01 SUBSCRIPTION. The Subscriber hereby subscribes to the immediate acquisition of 500,000 shares (the "Shares") of Common Stock, $0.01 par value ("Common Stock") of the Company at a purchase price of US$2.00 per share, for an aggregate purchase price of US$1,000,000 (the "Purchase Price"). The Purchase Price may be paid, at the option of the Subscriber, either by wire transfer in U.S. Dollars to an account specified by the Company or by wire transfer in People's Republic of China Renminbi ("RMB") at an exchange rate of RMB8.25 to US$1.00 (resulting in an aggregate purchase price in RMB of RMB8,250,000) to the Company' s designee as set forth in Section 1.02.

     Promptly upon the execution hereof and receipt of the Purchase Price by the Company or its designee as set forth below, the Company shall deliver the Shares to the undersigned at the address indicated below.

     Section 1.02 PAYMENT OF PURCHASE PRICE IN RMB. In the event that the Subscriber elects to pay the Purchase Price in RMB, the Purchase Price shall be paid by wire transfer in Renminbi to an account of the Company's designee, Shenzhen Jinzhenghua Transport Industrial Development Co., Ltd., a 92% owned subsidiary of the Company ("Jinzhenghua"), as instructed by the Company. In connection with any such payment to Jinzhenghua in Renminbi, the Subscriber shall comply with the laws of the People's Republic of China relating to foreign exchange restriction regulations, and shall indemnify the Company for any losses incurred by the Company or Jinzhenghua as a direct result of any failure on the part of the Subscriber to comply with such laws.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Section 2.01 In connection with the purchase of the Shares, the Subscriber acknowledges, warrants and represents to the Company as follows:


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     (a)  It is acquiring the Shares for investment for its own account and without the intention of participating, directly or indirectly, in a distribution of the Shares, and not with a view to resale or any distribution of the Shares, or any portion thereof.

     (b) It has knowledge and experience in financial and business matters and has consulted with its own professional representatives, as it has considered appropriate to assist in evaluating the merits and risks of this investment. It has reviewed the Company's Registration Statement on Form S-I dated June 29, 1998 and the Company's Quarterly Reports on Form 10Q for the quarter ended June 30 and September 30, 1998, respectively. It has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about the Company and, in connection with his evaluation of this investment, has, to the best of its knowledge, received all information and data with respect to the Company that it has requested. It is acquiring the Shares based solely upon its independent examination and judgment as to the prospects of the Company.

     (c) The Shares were not offered to the Subscriber by means of publicly disseminated advertisements or sales literature.

     (d) Subject to the provisions of Section 3.01, it acknowledges that an investment in the Shares is speculative and it may have to continue to beat the economic risk of the investment in the Shares for an indefinite period. It acknowledges that the Shares are being sold to the undersigned , without registration under any state, or federal or PRC law requiring the registration of securities for sale, and accordingly will constitute "restricted securities" as defined in Rule 144 of the U.S. Securities and Exchange Commission. The transferability of the Shares is therefore restricted by applicable United States Federal and state securities laws and may be restricted under the laws of other jurisdictions.

     (e) The Subscriber is an "accredited investor" as such term is defined in Appendix A.

     (f) In consideration of the acceptance of this subscription, the Subscriber agrees that the Shares will not be offered for sale, sold or transferred by the undersigned other than pursuant to (i) an effective registration under the Securities Act of 1933, as amended (the "Act"). an exemption available under the Act or a transaction that is otherwise in compliance with the Act; and (ii) an effective registration under the securities law of any state or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

     (g) It understands that no U.S. federal or state agency has passed upon the offering of the Shares or has made any finding or determination as to the fairness of any investment in the Shares.

     Section 2.02 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As an inducement to the Subscriber to enter into this Agreement and to consummate the transactions contemplated herein, the Company hereby represents and warrants to the Subscriber and agrees as follows:

     (a) ORGANIZATION; AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes,


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and any other agreements and instruments required to be delivered by the Company hereunder, when duly executed and delivered by the Company, will constitute valid and binding obligations of the Company and will be enforceable in accordance with their respective terms. The Company has previously provided to the Subscriber true copies of all resolutions of the Company's Board of Directors necessary to authorize the transactions described herein, and all such resolutions are in full force and effect and have not been revoked.

     (b) CAPITALIZATION. As of March 23, 1999, the authorized share capital of the Company consists of 50,000,000 common shares, par value US$.01 per share, of which 10,467,915 are fully issued and remain outstanding, and 5,000,000 preferred shares, par value US$.01 per share, none of which are issued and outstanding. Except as set forth above and as set forth in Appendix B, no other shares or equity securities of the Company have been issued and remain outstanding. and there are no outstanding options, warrants or other rights to purchase or acquire any share capital of the Company, whether granted by the Company or otherwise, and there are no existing contracts by which the Company is or may become bound to issue any additional shares. The Company has never reduced, repaid. redeemed or purchased any of its share capital. The Shares shall, upon issuance, be fully paid and non-assessable.

     (c) NO CONSENTS. Neither the consummation of the transactions contemplated hereby, nor compliance with nor fulfillment of the terms and provisions hereof, will (i) require the consent of any governmental authority or any person under any contract to which the Company is a party or to which the Company is subject; or (ii) give any party with rights under any material contract to which the Company or any subsidiary of the Company is a party the right to terminate, modify or otherwise change the material rights or obligations of any party under such contract.

     (d) COMPLIANCE WITH LAWS. The Company is in compliance, and there exists no alleged material noncompliance, with all applicable laws relating in any material respect to the Company and the operation or conduct of its business, except where the failure to so comply would not have a material adverse effect on the Company, and, except as previously disclosed in the Prospectus of the Company dated June 29, 1998 or the quarterly reports of the Company filed with the SEC on Form 10-Q for the three-month periods ending June 30, 1998 and September 30, 1998, the Company has not received any notice of alleged violation of any such applicable law.

                                   ARTICLE III

                                  MISCELLANEOUS

     Section 3.01 REGISTRATION RIGHTS. The Company agrees that it shall file with the United States Securities and Exchange Commission (the "SEC") a registration statement under the U.S. Securities Act of 1933 (the "Securities Act") in accordance with Rule 4I5 thereof (the "Shelf Registration") with respect to all of the Shares, and shall use its best efforts to cause such registration statement to become effective within 180 days after the date hereof and to remain effective at all times for a period of four years after the date hereof. In addition, if the Company at any time files a Registration Statement under the Securities Act with respect to its Common Stock after the date hereof, the Company shall so notify the undersigned and shall include such


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of the Shares as the Subscriber may request on such Registration Statement.

     Section 3.02 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts. each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 3.03 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York and, to the extent permitted by Law, the parties hereto expressly consent to the jurisdiction of such courts, agree to venue in such courts and hereby waive any defense or claim of FORUM NON CONVENIENS they may have with respect to any such action or proceeding.

     IN WITNESS WHEREOF, the Subscriber and the Company have executed this Agreement or caused this Agreement to be executed as of the date first written above.

COMPANY                              SUBSCRIBER

INTEGRATED TRANSPORTATION            BILLY YUNG KWOK KEE
NETWORK GROUP, INC.


By:        /s/ Andrew Lee            By:       /s/
   ------------------------------       ----------------------------------------
   Name:   Andrew Lee                   Name:
   Title:  President                    Title:

Address:   205 West 39th Street      Address:  c/o I/F Shell Industrial Building
           16th Floor                          12 Lee Chung Street, Chai Wan
           New York, NY  10018                 Hong Kong
           USA


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